Exhibit 99.1

Press Release

Investor & Media Contact:

Michelle Spolver

Fortinet, Inc.

408-486-7837

mspolver@fortinet.com

Fortinet Announces First Quarter 2010 Financial Results

•	Billings of $79.4 million, up 32% year over year

•	Revenues of $69.8 million, up 29% year over year

•	Product revenue of $27.1 million, up 40% year over year

•	GAAP EPS of $0.06

•	Non-GAAP EPS of $0.08

•	Free cash flow at a record $21 million

SUNNYVALE, Calif. – April 28, 2010 – Fortinet® (NASDAQ: FTNT) – a leading network security provider and worldwide leader of unified threat management (UTM) solutions – today announced financial results for the first quarter ended March 31, 2010.

Financial Highlights for the First Quarter of 2010

•

Billings: Total billings were $79.4 million for the first quarter of 2010, an increase of 32% compared to the first quarter of 2009. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period.

•

Revenue: Total revenue was $69.8 million for the first quarter of 2010, an increase of 29% compared to the first quarter of 2009. Within total revenue, product revenue was $27.1 million, an increase of 40% compared to the first quarter of 2009. Services revenue was $38.6 million, an increase of 22% compared to the first quarter of 2009. Ratable product and services revenue was $4.1 million, an increase of 23% compared to the first quarter of 2009.

•	Deferred Revenue: Deferred revenue was $211.5 million as of March 31, 2010, an increase of 19% compared to deferred revenue as of March 29, 2009, and up $9.6 million from December 31, 2009.

•

Cash and Cash Flow: As of March 31, 2010, cash, cash equivalents and investments were $280.9 million, compared to $260.3 million as of December 31, 2009. Cash flow from operations was $21.8 million for the first quarter of 2010, compared to $15.6 million for the first quarter of 2009. In the first quarter of 2010, free cash flow was $20.8 million, compared to $12.9 million for the first quarter of 2009. We define free cash flow, a non-GAAP measure of liquidity, as net cash provided by operating activities less capital expenditures.

•	GAAP Operating Income: GAAP operating income was $6.7 million for the first quarter of 2010, representing a GAAP operating margin of 10% and an increase of 108% compared to the first quarter of 2009.

•

Non-GAAP[1] Operating Income: Non-GAAP operating income was $8.9 million for the first quarter of 2010, representing a non-GAAP operating margin of 13% and an increase of 85% compared to the first quarter of 2009. Non-GAAP operating income and operating margin exclude stock-based compensation expense.

•

GAAP Net Income and EPS: GAAP net income was $4.2 million for the first quarter of 2010, compared to $3.8 million for the first quarter of 2009. GAAP EPS was $0.06 based on 74.9 million weighted-average diluted shares outstanding, compared to a loss of $0.07 based on 21.0 million weighted-average diluted shares outstanding for the first quarter of 2009. The loss per share was based on a net loss attributable to common stockholders of $1.5 million (which includes a $5.2 million expense from the premium paid to repurchase convertible preferred shares).

•

Non-GAAP[1] Net Income and EPS: Non-GAAP net income was $5.8 million for the first quarter of 2010, based on a 35% tax rate. This compares to $5.4 million for the first quarter of 2009, based on a 10% tax rate. Non-GAAP EPS was $0.08 for the first quarter of 2010 based on 74.9 million weighted-average diluted shares outstanding, compared to $0.08 in the first quarter of 2009 based on 65.9 million weighted-average diluted shares outstanding. Non-GAAP net income and EPS exclude stock-based compensation expense and the related tax effects.

[1]

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Management Commentary:

Ken Xie, founder, president and chief executive officer of Fortinet, stated: “We are very pleased with the company’s execution in the first quarter, which resulted in accelerated growth across our targeted customer segments and across all geographic regions. We believe Fortinet’s business momentum is being driven by our superior value proposition in unified threat management, combined with growing traction for our complementary product portfolio and ramping productivity related to our increased investments in the sales organization.”

Ken Goldman, chief financial officer of Fortinet, stated: “We reported solid results in the first quarter, which met or exceeded our expectations across key metrics, including billings, revenue, operating profitability and cash flow. Looking ahead, we will continue to invest in our business to support growth as the economic environment improves. At the same time, we remain focused on continuing to drive productivity improvements to deliver against our goals of long-term operating margin expansion.”

Conference Call Details

Fortinet will host a conference call today, April 28, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 69537822. A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations page of Fortinet’s website at http://investor.fortinet.com and a replay will be archived and accessible at: http://investor.fortinet.com/events.cfm. A replay of this conference call can also be accessed through May 7, 2010, by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 69537822.

Following Fortinet’s earnings conference call, the Company will host an additional question-and-answer session at 3:30 p.m. Pacific Time (6:30 p.m. Eastern Time) to provide an opportunity for financial analysts to ask more detailed product and financial questions. To access this call, dial (877) 303-6913 (domestic) or (224) 357-2188 (international) with conference ID # 69539155. This follow-up call will be webcast live and accessible at http://investor.fortinet.com, and will be archived and available after the call at http://investor.fortinet.com/events.cfm. A replay of this conference call will also be available through May 7, 2010 at (800) 642-1687 (domestic) or (706) 645-9291 (international). The replay passcode is 69539155.

About Fortinet (www.fortinet.com)

Fortinet (NASDAQ: FTNT) is a worldwide provider of network security and unified threat management (UTM) solutions. Our products and subscription services provide broad, integrated and high-performance protection against dynamic security threats while simplifying the IT security infrastructure. Our customers include enterprises, service providers and government entities worldwide, including the majority of the 2009 Fortune Global 100. Fortinet is headquartered in Sunnyvale, Calif., with offices around the world.

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Copyright © 2010 Fortinet, Inc. All rights reserved. The symbols ® and™ denote respectively federally registered trademarks and unregistered trademarks of Fortinet, Inc., its subsidiaries and affiliates. Fortinet’s trademarks include, but are not limited to, the following: Fortinet, FortiGate, FortiGuard, FortiManager, FortiMail, FortiClient, FortiCare, FortiAnalyzer, FortiReporter, FortiOS, FortiASIC, FortiWiFi, FortiSwitch, FortiVoIP, FortiBIOS, FortiLog, FortiResponse, FortiCarrier, FortiScan, FortiDB and FortiWeb. Other trademarks belong to their respective owners.

FTNT-F

Forward-looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include statements regarding trends in accelerated growth across our targeted customer segments and across all geographic regions, business momentum, the growing traction of our product portfolio, ramping productivity, our increased investments in the sales organization, our continued investment in the business, growth in sales as the economic environment improves, our continued focus on driving productivity improvements, and our goal of long-term operating margin expansion. Although Fortinet attempts to be accurate in making forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. Important factors that could cause results to differ materially from the statements herein include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; uncertainties around continued success in sales growth; risks associated with successful implementation of multiple integrated software products and other product functionality risks; execution risks around new product introductions and innovation; the ability to attract and retain key personnel; changes in strategy; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in our filings with the SEC, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Fortinet’s investor relations department. All forward-looking statements herein reflect our opinions only as of the date of this release, and we undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements herein in light of new information or future events.

Non-GAAP Financial Measures

Fortinet has provided in this release financial information that has not been prepared in accordance with GAAP. Fortinet uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Fortinet’s ongoing operational performance. Fortinet believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Fortinet’s industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Billings. We define billings as revenue recognized plus the change in deferred revenue from the beginning to the end of the period. Fortinet considers billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and visibility of Fortinet’s business, and has historically represented a majority of the quarterly revenue that Fortinet recognizes. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue. Second, Fortinet may calculate billings in a manner that is different from peer companies that report similar financial measures. Management compensates for these limitations by providing specific information regarding GAAP revenues and evaluating billings together with revenues calculated in accordance with GAAP.

Free Cash Flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in our business, making strategic acquisitions, and strengthening the balance sheet. Analysis of free cash flow also facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating Fortinet is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Our management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” in our Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Fortinet has computed free cash flow using the same consistent method from quarter to quarter and year to year.

Non-GAAP operating income and operating margin. We define non-GAAP operating income as operating income plus stock-based compensation expense. Non-GAAP operating margin is defined as non-GAAP operating income divided by revenue. Fortinet considers these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of stock-based compensation expense so that Fortinet’s management and investors can compare Fortinet’s recurring core business operating results over multiple periods. There are a number of limitations related to the use of non-GAAP operating income versus operating income calculated in accordance with GAAP. First, non-GAAP operating income excludes stock-based compensation expense. Stock-based compensation has been and will continue to be for the foreseeable future a significant recurring expense in Fortinet’s business. Second, stock-based compensation is an important part of our employees’ compensation and impacts their performance. Third, the components of the costs that we exclude in our calculation of non-GAAP operating income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating income and evaluating non-GAAP operating income together with operating income calculated in accordance with GAAP.

Non-GAAP net income and EPS. We define non-GAAP net income as net income plus stock-based compensation expense, less the related tax effects for both periods presented, and the premium paid on repurchase of convertible preferred stock for the first quarter of 2009. We define non-GAAP EPS as non-GAAP net income divided by the weighted-average outstanding shares, on a fully-diluted basis. We consider these non-GAAP financial measures to be a useful metric for management and investors for the same reasons that Fortinet uses non-GAAP operating income and non-GAAP operating margin. However, in order to provide a complete picture of our recurring core business operating results, we exclude from non-GAAP net income and non-GAAP EPS the tax effects associated with stock-based compensation. Without excluding these tax effects, investors would only see the gross effect that excluding these expenses had on our operating results. The same limitations described above regarding Fortinet’s use of non-GAAP operating income and non-GAAP operating margin apply to our use of non-GAAP net income and non-GAAP EPS. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and non-GAAP EPS and evaluating non-GAAP net income and non-GAAP EPS together with net income and EPS calculated in accordance with GAAP.

FORTINET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$174,255	$212,458
Short-term investments	73,905	47,856
Accounts receivable, net of allowance for doubtful accounts of $303 and $367, respectively	51,315	54,551
Inventory	9,867	10,649
Deferred tax asset	9,662	9,652
Prepaid expenses and other current assets	3,591	3,100
Deferred cost of revenues	3,958	3,951

Total current assets	326,553	342,217

PROPERTY AND EQUIPMENT — Net	6,663	6,387

DEFERRED COST OF REVENUES — Noncurrent	5,357	5,743

DEFERRED TAX ASSET — Noncurrent	31,671	31,671

OTHER ASSETS	1,188	1,195

LONG-TERM INVESTMENTS	32,777	—

TOTAL ASSETS	$404,209	$387,213

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$10,186	$10,987
Accrued liabilities	14,003	15,050
Accrued payroll and compensation	14,541	13,991
Deferred revenue — Current	145,140	140,537

Total current liabilities	183,870	180,565
DEFERRED REVENUE — Noncurrent	66,397	61,393
OTHER NON-CURRENT LIABILITIES	2,836	2,803

Total liabilities	253,103	244,761

STOCKHOLDERS’ EQUITY:
Common stock	68	67
Additional paid-in-capital	208,596	204,268
Treasury stock — common	(2,995)	(2,995)
Accumulated other comprehensive income	1,191	1,084
Accumulated deficit	(55,754)	(59,972)

Total stockholders’ equity	151,106	142,452

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$404,209	$387,213

FORTINET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2010	March 29, 2009
REVENUE:
Product	$27,110	$19,326
Services	38,625	31,573
Ratable product and services	4,060	3,295

Total revenue	69,795	54,194

COST OF REVENUE:
Product*	11,314	8,305
Services*	6,468	5,048
Ratable product and services	1,593	1,301

Total cost of revenue	19,375	14,654

GROSS PROFIT:
Product	15,796	11,021
Services	32,157	26,525
Ratable product and services	2,467	1,994

Total gross profit	50,420	39,540

OPERATING EXPENSES:
Research and development*	11,934	9,876
Sales and marketing*	26,723	21,763
General and administrative*	5,059	4,672

Total operating expenses	43,716	36,311

OPERATING INCOME	6,704	3,229

INTEREST INCOME	268	714

OTHER INCOME (EXPENSE) — NET	(250)	494

INCOME BEFORE INCOME TAXES	6,722	4,437

PROVISION FOR INCOME TAXES	2,504	663

NET INCOME	$4,218	$3,774
Premium paid on repurchase of convertible preferred shares	—	(5,231)

Net income (loss) attributable to common stockholders	$4,218	$(1,457)

Net income (loss) per share:
Basic	$0.06	$(0.07)

Diluted	$0.06	$(0.07)

Weighted-average shares outstanding:
Basic	67,181	20,960

Diluted	74,878	20,960

* Includes stock-based compensation expense as follows:
Cost of product revenue	$24	$24
Cost of services revenue	208	124
Research and development	554	378
Sales and marketing	866	644
General and administrative	496	380

	$2,148	$1,550

FORTINET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2010	March 29, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,218	$3,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,375	1,353
Amortization of investment premiums	1,090	269
Stock-based compensation	2,148	1,550
Excess tax benefit from employee stock option plans	(795)	—
Changes in operating assets and liabilities:
Accounts receivable — net	3,236	5,478
Inventory	(27)	69
Deferred tax assets	(10)	—
Prepaid expenses and other current assets	(529)	(738)
Deferred cost of revenues	379	(169)
Other assets	3	174
Accounts payable	(505)	341
Accrued liabilities	(576)	(919)
Accrued payroll and compensation	839	(1,313)
Deferred revenue	9,607	5,994
Income taxes payable	1,363	(292)

Net cash provided by operating activities	21,816	15,571

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(73,903)	(46,393)
Maturities and sales of investments	13,945	33,950
Purchase of property and equipment	(1,014)	(2,625)

Net cash used in investing activities	(60,972)	(15,068)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	1,386	723
Offering costs paid in connection with Initial Public Offering	(872)	—
Repurchase of convertible preferred stock	—	(6,273)
Repurchase of common stock	—	(1,769)
Excess tax benefit from employee stock option plans	795	—

Net cash provided by (used in) financing activities	1,309	(7,319)

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(356)	(240)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,203)	(7,056)
CASH AND CASH EQUIVALENTS — Beginning of period	212,458	56,571

CASH AND CASH EQUIVALENTS — End of period	$174,255	$49,515

Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	March 31, 2010	March 29, 2009
Total revenue	$69,795	$54,194
Increase in deferred revenue	9,607	5,994

Total billings (Non-GAAP)	$79,402	$60,188

	Three Months Ended
	March 31, 2010	March 29, 2009
Net cash provided by operating activities	$21,816	$15,571
Less purchases of property and equipment	(1,014)	(2,625)

Free cash flow (Non-GAAP)	$20,802	$12,946

Net cash used in investing activities*	$(60,972)	$(15,068)

Net cash provided by (used in) financing activities	$1,309	$(7,319)

*	includes purchases of property and equipment.

	Three Months Ended March 31, 2010				Three Months Ended March 29, 2009
	GAAP Results	Adjustments		Non-GAAP Results	GAAP Results	Adjustments		Non-GAAP Results
Operating Income	$6,704	2,148	(a)	$8,852	$3,229	1,550	(b)	$4,779

Operating Margin	9.6%			12.7%	6.0%			8.8%

		2,148	(a)			1,550	(b)
		(601	)(c)			88	(c)

Net Income	$4,218	1,547		$5,765	$3,774	1,638		$5,412
Premium paid on repurchase of convertible preferred shares	—	—		—	(5,231)	5,231	(d)	—

Net income (loss) attributable to common stockholders	$4,218			$5,765	$(1,457)			$5,412

Net Income (loss) per share - diluted	$0.06			$0.08	$(0.07)			$0.08

Shares used in per share calculation - diluted	74,878			74,878	20,960			65,897

(a)	To eliminate $2.1 million of stock-based compensation expense in the first quarter of 2010.
(b)	To eliminate $1.6 million of stock-based compensation expense in the first quarter of 2009.
(c)	To eliminate the tax effects related to expenses noted in (a) and (b).
(d)	To adjust net income attributable to common shareholders for the premium paid on repurchase of convertible preferred stock.